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                                                               EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is made as of the 1st day of January, 2000, by and between Harley-Davidson Financial Services, Inc., a Delaware corporation (the "Company"), and Donna F. Zarcone of Burr Ridge, Illinois (the "Executive").

                  WHEREAS, the Company and the Executive are parties to an existing employment agreement, dated as of November 14, 1995, the term of which expires December 31, 1999;

                  WHEREAS, the Executive is willing to continue to perform services for the Company for a longer term, and the Company wishes to have the Executive render such services for such term; and

                  WHEREAS, the parties desire to set forth the terms and conditions under which the Executive shall be employed and upon which the Company shall compensate the Executive.

                  NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:

                  1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, as the President and Chief Operating Officer of the Company. In such capacity, the Executive will participate in the establishment of the Company's strategies and policies, as well as the management of the Company's operations and perform such duties and services of an executive and administrative character as shall be assigned to the Executive from time to time by the Chairman and Chief Executive Officer of the Company (the "Services").

                  2. PERFORMANCE. The Executive agrees to devote the Executive's best efforts, energies and skills on a full time basis during normal working hours to performance of the Executive's duties hereunder (except for vacations and reasonable periods of illness or incapacity). During the term of this Agreement, the Executive shall not engage in any other business or business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall be not prevented from (i) investing the Executive's assets in such form or manner as will not require any substantial amount of time or services on the part of the Executive in the operation of the affairs of the enterprises in which such investments are made or (ii) engaging in limited outside business activities, such as serving on the board of directors of an entity or organization which will not conflict with the Executive's duties hereunder. The principal place for performance of the Services shall be Chicago, Illinois, and the Company will permit the Executive to perform substantially all of the Services therefrom. The Executive may be obliged, from time to time, and for reasonable periods of time, to travel in the performance of the Services.

                  3. BASE SALARY. For all duties to be performed by the Executive hereunder, the Executive shall receive an annual base salary (the "Base Salary") of Three Hundred Six Thousand Seventy-Five Dollars ($306,075), payable by the Company in equal semi-monthly


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installments (prorated for any partial year). The Base Salary shall be subject to adjustment from time to time by the Chairman and Chief Executive Officer of the Company.

                  4. BONUS. In addition to Base Salary, the Executive shall be eligible to participate in incentive programs offered to senior management of the Company, including consideration for an annual bonus (the "Bonus").

                  5. VACATION. The Executive shall be entitled to annual paid vacation in accordance with the Company's policy applicable to executive employees of the Company, which may be taken at such times as are consistent with good business practices.

                  6. FRINGE BENEFITS. The Executive shall be entitled to receive such fringe benefits as are available to executive employees of the Company generally, including participation in the Company's retirement and deferred compensation programs.

                  7. INSURANCE. The Executive shall be enrolled in the Company's group insurance program, including life, accidental death and officer group medical insurance program. The cost of all insurance coverage shall be paid by the Company and the Executive in accordance with the Company's standard practice.

                  8. EXPENSES. The Executive is authorized to incur reasonable expenses in rendering Services hereunder and in the performance of the Executive's duties hereunder. The Company will reimburse the Executive in a timely manner at least monthly for all such expenses upon presentation of an itemized written accounting therefor (together with such vouchers and other verifications as the Company may require) within thirty (30) days after they have been incurred.

                  9. CONFIDENTIAL INFORMATION. The Executive acknowledges that
(i) the Executive holds a senior management position with the Company, (ii) in connection with the Services being rendered under this Agreement, the Executive will acquire and make use of confidential information and trade secrets of the Company and its affiliates ("Confidential Information"), including, but not limited to, financial statements, client lists, project reports, software design and documentation, internal memoranda, marketing programs, reports and other materials or records of a proprietary nature which are not generally known to the public, (iii) the Confidential Information constitutes a unique and valuable asset of the Company, (iv) maintenance of the proprietary character of such information, to the full extent feasible, is important to the Company, (v) the Confidential Information is sufficiently secret as to derive economic value from not being generally known to others who could obtain economic value from its disclosure or use, and (vi) the Confidential Information is currently the subject of efforts to maintain its secrecy or confidentiality. Therefore, in order to protect the Confidential Information, the Executive agrees as follows:

                    (a) to hold the Confidential Information in strictest confidence and not to use or disclose such Confidential Information without the written authorization of the Company, except in connection with the Services being rendered under this Agreement, for so long as any such Confidential Information may remain confidential, secret or otherwise wholly or partially protectable;

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                    (b) to take all appropriate steps to safeguard any
           Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft; and

                    (c) to return to the Company upon termination of employment all materials relating to the Company or its business, including all Confidential Information, coming into the Executive's possession during the term of the Executive's employment with the Company or while employed by a predecessor to the Company's business.

                  10. COVENANTS NOT TO COMPETE OR SOLICIT.

                 10.1 So long as the Executive is employed by the Company and for a period of one (1) year thereafter, the Executive shall not, directly or indirectly, by or for the Executive or as the agent of another, or through others as the Executive's agent:

                    (a) promote or sell leisure product financial services anywhere in those states or territories (the
           "Territory") in which the Company has rendered services or provided financing within the eighteen (18) months immediately preceding the termination of employment (the "Relevant
           Period") in competition with those of the Company; or

                    (b) own, manage, operate, be compensated by, participate in or have any right to or interest in any other business that promotes or sells leisure product financial services in the Territory in competition with those of the Company.

                  10.2 So long as the Executive is employed by the Company and for a period of one (1) year thereafter, the Executive shall not (except in connection with the rendering of services hereunder), directly or indirectly, by or for the Executive or as the agent of another, or through others as the Executive's agent:

                     (a) solicit or accept any business from customers of
            the Company, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company;

                     (b) solicit for employment or employ or become
            employed by any past, present or future employee of the Company, or request, induce or advise any employee to leave the employ of the Company; or

                     (c) use or disclose any nonpublic information
            concerning the Company or its businesses and affairs, including Confidential Information.

                  10.3 The Executive agrees that if the Executive shall violate any of the provisions of this Section 10, the Company shall be entitled to an accounting and repayment of all profits, compensation, commission, renumeration or other benefits that the Executive, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which the Company may be entitled.

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                  10.4 The parties agree and acknowledge that the duration,
scope and geographic areas applicable to the covenant not to compete described in this Section are fair, reasonable and necessary, that adequate compensation has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Section 10 are not reasonable, that consideration is inadequate or that the Executive has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

                  10.5 Nothing herein shall prohibit the Executive from owning in the aggregate not more than 1% of the outstanding stock of any corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

                  11. REMEDIES. The Executive acknowledges that the Executive has carefully read and considered the terms of this Agreement and knows them to be essential to induce the Company to enter into this Agreement and that any breach of the provisions contained herein will result in serious and irreparable injury to the Company. The Executive further acknowledges that the Company's business interests protected hereby are substantial and legitimate. Therefore, in the event of a breach of any such provisions, the Company shall be entitled to equitable relief against the Executive by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled at law or in equity) to restrain the Executive from such breach and to compel compliance by the Executive with the Executive's obligations hereunder. The Company shall also be entitled to seek a protective order to ensure the continued confidentiality of its trade secrets and proprietary information. The Executive hereby waives any from such breach and to compel compliance by the Executive with the Executive's obligations hereunder. The Company shall also be entitled to seek a protective order to ensure the continued confidentiality of its trade secrets and proprietary information. The Executive hereby waives any requirement of proof that such breach will cause serious or irreparable injury to the Company, or that there is an adequate remedy at law.

                  12.  TERMINATION.

                  12.1 TERM. Except as provided below, this Agreement shall remain in full force and effect from the date hereof for an initial term ending through December 31, 2000 (the "Initial Term"). Thereafter this Agreement shall continue for successive one year renewal terms (each a "Renewal Term"), unless either Executive or Company gives the other written notice, not less than ninety
(90) days prior to the end of the Initial Term or any Renewal Term, stating that this Agreement shall expire at the end of the Initial Term or such Renewal Term, as the case may be. As used in this Agreement "Term" means the Initial Term together with any Renewal Term(s).

                  12.2 DEATH. In the event of the death of the Executive during the term hereof, this Agreement shall terminate at the end of the month in which the Executive dies. The Company shall pay within thirty (30) days of the date of death to the Executive's legal representatives or, if the Executive shall have filed with the Company a designation of a person to receive such payment, such person, the sum of (i) any unpaid Base Salary through the date of termination,
(ii) any Bonus for the year in which such termination occurs prorated as of the date of termination, (iii) accrued and unpaid vacation pay, (iv) proceeds, benefits or other sums due

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under any of the Company's benefit, insurance, retirement or other plans, and
(v) any unreimbursed expenses incurred by the Executive on the Company's behalf. Items (i) through (v) are hereinafter referred to as the "Termination Payments".

                  12.3 DISABILITY. If, during the Term, the Executive comes under such illness, physical or mental disability or other incapacity that the Board of Directors of the Company determines that the Executive is unable to perform the Executive's duties under this Agreement for a period in excess of ninety (90) substantially consecutive days, the Company may terminate this Agreement by giving notice to the Executive of its intention to terminate due to disability and this Agreement shall terminate at the end of the month following the month in which such notice was given. In the event of such termination, the Company shall pay the Termination Payments to the Executive within thirty (30) days of such termination and the Executive's Base Salary shall be continued (offset by any amounts payable to the Executive under the Company's benefit plans or short or long term disability insurance or social security payable) until the earliest of (i) one (1) year after termination, (ii) the end of the Term, or (iii) the death of the Executive.

                  12.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement without cause upon thirty (30) days' prior notice in accordance with the Company's policies and procedures generally applicable to the managerial employees of the Company. In the event of such termination, the Company shall (a) pay the Termination Payments to the Executive within thirty
(30) days of such termination and (b) pay severance pay in a lump sum within thirty (30) days of such termination in amount equal to the aggregate amount of the Executive's monthly Base Salary that would have been paid over the one-year period immediately following termination at the rate in effect on the date of termination. Additionally, in the event of such termination, during the twelve
(12) consecutive months immediately following the date of termination or the period beginning on the date of termination and ending on the date the Executive becomes employed on a substantially full-time basis, whichever is shorter, the Company shall (a) make available to the Executive coverage under the Company's medical, dental and life insurance plans on the same terms as such plans are made available to the Company's managerial employees generally, and (b) maintain any split-dollar life insurance on the Executive's life owned by the Company and pay the premiums (for such period) due on any split-dollar life insurance on the Executive's life owned by the Executive.

                  12.5 TERMINATION FOR CAUSE. Notwithstanding any other provision hereof, the Company may terminate the Executive's employment under this Agreement without prior notice at any time for "Cause". For purposes of this Agreement, "Cause" shall mean dishonest, fraudulent or illegal conduct (with the exception of minor misdemeanors such as traffic violations), misappropriation of Company funds, substance abuse or the illegal use of controlled substances, gross incompetence, breach of any statutory or common law duty of loyalty to the Company, or any conduct that brings the Company into public ridicule or disrepute. In the event of such termination, the Company shall pay the Termination Payments to the Executive within thirty (30) days of such termination; provided, however, that the Company shall have no obligation to pay any Bonus to the Executive for the year in which such termination occurs.

                  12.6 EFFECT OF TERMINATION. Upon termination of this Agreement, all obligations of the Company and rights of the Executive under this Agreement shall cease, except as otherwise provided herein.
Notwithstanding anything to the contrary contained herein, the

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provisions of Sections 9 through 12 shall survive any termination of this
Agreement or employment and shall remain in full force and effect.

                  13. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of such arbitrator(s) shall be conclusive and binding upon the parties hereto. The Company shall pay on a current basis all legal expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such arbitration and the entering and enforcement of such award. Notwithstanding the foregoing, the Company may, in its discretion, apply to a court of competent jurisdiction for the purposes of obtaining any relief contemplated by Section 11.

                  14. NOTICE. Any notice required to be given, served or delivered to any of the parties hereto shall be sufficient if it is in writing and sent by certified or registered mail, with proper postage prepaid, addressed as follows:

                           TO EXECUTIVE:

                           Donna F. Zarcone
                           6002 South Grant
                           Burr Ridge, IL 60521

                           TO COMPANY:

                           Harley-Davidson Financial Services, Inc.
                           c/o Harley-Davidson Inc.
                           3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                           Attn: Chairman and Chief Executive Officer

                           with a copy to:

                           Harley-Davidson, Inc.
                           3700 West Juneau Avenue
                           Milwaukee, WI 53208
                           Attn: Vice President and General Counsel

or to such other address as a party from time to time may designate by notice to the other. Notice shall be deemed effective on the date deposited for delivery in the U.S. mail.

                  15. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Executive, the Executive's administrative executors and heirs and the Company, its successors and assigns. This Agreement is for personal services and may not be assigned or pledged by the Executive in any manner, by operation of law or otherwise, without the written consent of the Company. This Agreement may not be assigned by the Company; provided however, that if substantially all of the business or assets of the Company are sold and the Executive agrees to become an employee of the acquiror, then the Company may assign this Agreement to such acquiror.

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                  16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois, and the parties hereby consent to the jurisdiction of Illinois courts over all matters relating to this Agreement.

                  17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties in regard to the subject matter hereof, supersedes all prior discussions, agreements and understandings of every kind between the parties in regard to the subject matter hereof and may be changed only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement does not supersede the Transition Agreement dated December 1, 1999 between the Executive and Harley-Davidson, Inc. The waiver of any breach of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not operate or be construed as a waiver of any subsequent breach hereof.

                  18. SEVERABILITY. If any provision of this Agreement shall be prohibited by or invalid under applicable law, or otherwise determined to be unenforceable, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

EXECUTIVE:                          COMPANY:
                                    HARLEY-DAVIDSON FINANCIAL SERVICES, INC.


                                    By:
------------------------------        -------------------------------------
         Donna F. Zarcone              Jeffrey L. Bleustein
                                       Chairman and Chief Executive Officer

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